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                                                                      EXHIBIT 21

                              PANERA BREAD COMPANY

                           LIST OF DIRECT SUBSIDIARIES
                              AS OF MARCH 15, 2003

ENTITY NAME                      % OWNERSHIP       JURISDICTION OF ORGANIZATION
Panera, LLC                           100                     Delaware
Pumpernickel, Inc.                    100                     Delaware
Pain Francais, Inc.                    75                     New York


                              PANERA BREAD COMPANY

                          LIST OF INDIRECT SUBSIDIARIES
                              AS OF MARCH 15, 2003

      ENTITY NAME                     PARENT            % OWNERSHIP       JURISDICTION OF ORGANIZATION
Artisan Bread, LLC                  Panera, LLC              100                    Delaware
Panera Enterprises, Inc.            Panera, LLC              100                    Delaware
Pumpernickel Associates, LLC        Panera, LLC               99                    Delaware
Cap City Bread, LLC              Artisan Bread, LLC           88                    Delaware